                                                             Exhibit (a)(1)(xii)

                 AMENDED AND RESTATED OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                          FOX & HOUND RESTAURANT GROUP
                                       AT
                              $16.30 NET PER SHARE
                                       BY
                             NPSP ACQUISITION CORP.
                          A WHOLLY OWNED SUBSIDIARY OF
                              F&H ACQUISITION CORP.

                                                                February 3, 2006

To Our Clients:

      Enclosed for your consideration are the Amended and Restated Offer to
 Purchase dated February 3, 2006 and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the
"Offer") in connection with the offer by NPSP Acquisition Corp. (the
"Purchaser"), a Delaware corporation and a wholly owned subsidiary of F&H
Acquisition Corp. (the "Parent"), a Delaware corporation, to purchase for cash all outstanding shares of common stock, par value $0.01 per share (the
"Shares"), of Fox & Hound Restaurant Group, a Delaware corporation (the
"Company"). We are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

      We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

      Your attention is directed to the following:

    1.  The tender price is $16.30 per Share, net to you in cash.

    2.  The Offer and withdrawal rights expire at 12:00 Midnight, New York City time, on Thursday, February 16, 2006, unless extended (as extended, the
        "Expiration Date").

    3.  The Offer is conditioned upon, among other things, (i) there being validly tendered and not withdrawn before the Expiration Date a number of shares, which, together with the shares then owned by Parent and its subsidiaries (including the Purchaser), represents at least a majority of the total number of shares outstanding on a fully diluted basis and
        (ii) expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

    4.  The Company's board of directors has unanimously approved the Offer, the
        Merger (as defined below), and the Merger Agreement (as defined below)
        and determined that the terms of each are fair to, and in the best interests of, the Company's stockholders. Accordingly, the Company's board of directors recommends that the shareholders accept the Offer and tender their Shares pursuant to the Offer.

    5.  The Offer is being made pursuant to the Agreement and Plan of Merger, dated as of January 30, 2006 (the "Merger Agreement"), by and among
        Parent, the Purchaser and the Company, and for limited purposes,
        Newcastle Partners, L.P., a Texas limited partnership, and Steel
        Partners II, L.P., a Delaware limited partnership, pursuant to which, following the consummation of the Offer and the satisfaction or waiver of certain conditions, the Purchaser will be merged with and into the
        Company, with the Company surviving the Merger as a wholly owned subsidiary of F&H Acquisition (the "Merger").

    6.  Any  stock  transfer  taxes  applicable  to the  sale of  Shares  to the
        Purchaser pursuant to the Offer will be paid by the Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

      If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the instruction form below. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the instruction form. Your instructions should be  forwarded to us in ample time to permit us to submit a tender on your behalf by the Expiration Date.

      The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the
Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

      Payment for Shares purchased pursuant to the Offer will in all cases be made only after timely receipt by American Stock Transfer & Trust Company (the
"Depositary") of (i) certificates representing the Shares tendered or timely confirmation of the book-entry transfer of such Shares into the account maintained by the Depositary at The Depository Trust Company (the "Book-Entry
Transfer Facility"), pursuant to the procedures set forth in Section 3 of the
Offer to Purchase, (ii) the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase), in connection with a book-entry delivery, and (iii) any other documents required by the Letter of
Transmittal. Accordingly, payment may not be made to all tendering stockholders at the same time depending upon when certificates for or confirmations of book-entry transfer of such Shares into the Depositary's account at the
Book-Entry Transfer Facility are actually received by the Depositary.

                                       2

                        INSTRUCTION FORM WITH RESPECT TO

                 AMENDED AND RESTATED OFFER TO PURCHASE FOR CASH

                      ALL OUTSTANDING SHARES OF COMMON STOCK

                                        OF

                           FOX & HOUND RESTAURANT GROUP
                                       BY
                             NPSP ACQUISITION CORP.

      The undersigned acknowledge(s) receipt of your letter and the enclosed
Amended and Restated Offer to Purchase dated February 3, 2006, and the related
Letter of Transmittal, in connection with the offer by NPSP Acquisition Corp. to purchase all outstanding shares of common stock, par value $0.01 per share (the
"Shares"), of Fox & Hound Restaurant Group.

      This will instruct you to tender the number of Shares indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of
Transmittal.

Number of Shares to be Tendered:                          SIGN HERE

___________________________Shares*
                                             _______________________________
                                                        Signature(s)

Dated___________________________, 20__
                                             _______________________________
                                                           Name(s)

                                             _______________________________
                                                         Address(es)

                                             _______________________________
                                                                  (Zip Code)

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*  Unless otherwise indicated, it will be assumed that all Shares held for the undersigned's account are to be tendered.